Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162188) of Colony Financial, Inc. of our report dated September 14, 2010 relating to the financial statements of First Republic Bank, which appears in the Current Report on Form 8-K/A of Colony Financial, Inc. dated March 18, 2011.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 18, 2011